Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 120 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Equity-Income Fund, Fidelity Utilities Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Value Fund, Fidelity Large Cap Growth Fund and Fidelity Mid Cap Growth Fund of our reports dated March 24, 2008 on the financial statements and financial highlights included in the January 31, 2008 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2008